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                                                                      Exhibit 31

                Certification Pursuant to Rules 13a-14 and 15d-14

                     of the Securities Exchange Act of 1934

I, Robert E. Busch, certify that:

     1. I have reviewed this Annual Report on Form 10-K of PSE&G Transition Funding LLC (the Registrant) and other reports containing distribution information for the period covered by this Annual Report;

     2. Based on my knowledge, this Annual Report and the other reports I have reviewed containing distribution information do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

     3. Based on my knowledge, the financial information required to be provided to the trustee under the governing documents of the issuer is included in these reports; and

     4. Based on my knowledge, Public Service Electric and Gas Company, the Servicer, has complied, in all material respects, with its servicing obligations and minimum servicing standards.


          Date: March  22, 2004              /s/ Robert E. Busch
                                             ---------------------------------
                                             Robert E. Busch
                                             PSE&G Transition Funding LLC
                                             Chief Executive Officer and Chief
                                             Financial Officer